ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20080210178-69
	Filing Date and Time 03/26/2008 4:15 PM
	Entity Number E0198772008-0

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	JETPADS INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Name: CSC SERVICES OF NEVADA, INC. (MANDATORY) Physical Street Address: 502 EAST JOHN STREET; City: CARSON CITY; Nevada; Zip Code: 89706 (OPTIONAL) Mailing Address: ; City: ; State: ; Zip Code:
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000; Par value per share: $ .001; Number of shares without par value:
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Name: ROBERT KANAAT Street Address: 17022 CALAHAN STREET; City: NORTHRIDGE; State: CA; Zip Code: 91325 2. Name: Street Address: ; City: ; State: ; Zip Code: 3. Name: Street Address: ; City: ; State: ; Zip Code:
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be:
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	Name: CSC SERVICES OF NEVADA, INC.; Signature: X [signature] Address: 502 EAST JOHN STREET; City: CARSON CITY; State: NV; Zip Code: 89706
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — Authorized Signature of R. A. or On Behalf of R. A. Company Date: 3/26/08

This form must be accompanied by appropriate fees.